UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

Laird Superfood, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 W. Lundgren Mill Drive, Sisters, Oregon		97759
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 670-6796

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On September 25, 2020, Laird Superfood, Inc. (the “Company”) issued 90,910 shares of its common stock to Danone Manifesto Ventures, PBC in a private placement following the closing of the initial public offering (the “IPO”) of shares of the Company’s common stock, for a total purchase price of $2,000,020. The shares were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that the transaction did not involve a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2020, each of Geoffrey T. Barker, Jim Buechler and Maile Clark joined the Company’s board of directors (the “Board”). Effective immediately before the closing of the IPO, the Board appointed (i) Mr. Barker as Chairman of the Board, and (ii) Mr. Buechler and Ms. Clark to each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Buechler will serve as chairperson of the Compensation Committee, and Ms. Clark will serve as chairperson of the Nominating and Corporate Governance Committee.

The Board determined that each of Mr. Barker, Mr. Buechler and Ms. Clark qualifies as “independent” in accordance with the NYSE American listing standards. Each of Mr. Barker, Mr. Buechler and Ms. Clark received a restricted stock unit grant as described in the Registration Statement on Form S-1 (File No. 333-248513) under “Executive Compensation— Director Compensation” in connection with the IPO. None of Mr. Barker, Mr. Buechler or Ms. Clark is party to a transaction that requires disclosure pursuant to Item 404(a) of Regulation S-K involving the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2020, the Company filed an amended and restated certificate of incorporation (the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Company’s board of directors and shareholders previously approved the Amended and Restated Certificate to be effective in connection with the closing of the IPO.

The Amended and Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things:

•	fix the number of authorized shares of common stock at 100,000,000 shares;

•	authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series;

•	eliminate all references to the previously existing series of preferred stock;

•	eliminate the ability of the Company’s shareholders to call special meetings of shareholders or take action by written consent in lieu of a meeting; and

•

require the approval of two-thirds of the then outstanding voting power of the Company’s capital stock for certain amendments to the Amended and Restated Certificate or to adopt, amend, alter or repeal the Company’s bylaws, or adopt any provision inconsistent with the bylaws.

The foregoing description of the amendments made by the Amended and Restated Certificate is qualified by reference to the Amended and Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On September 25, 2020, in connection with the closing of the IPO, amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Company’s board of directors to become effective upon the closing of the IPO, became effective. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of shareholder proposals at shareholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the amended provisions of the Amended and Restated Certificate.

The foregoing description of the amendments made in the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On September 25, 2020, the Company completed the IPO in which it sold 3,047,500 shares of its common stock at a price to the public of $22.00 per share, which included the exercise in full by the underwriters of their option to purchase an additional 397,500 shares of common stock. A copy of the press release announcing the closing of the initial public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Laird Superfood, Inc.

3.2	Amended and Restated Bylaws of Laird Superfood, Inc.

99.1	Press release dated September 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2020	Laird Superfood, Inc.

	By:	/s/ Andrew McCormick
	Name:	Andrew McCormick
	Title:	General Counsel and Secretary